Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Lisa Aragon	Marc Harlow
ITC Holdings Corp.	Franco Public Relations Group
Phone: 248.835.9300	810.599.2558
Email: laragon@itctransco.com	harlow@franco.com
ITC Holdings Corp. Declares Dividend to Shareholders
Novi, Michigan — August 16, 2005 — ITC Holdings Corp. (NYSE:ITC) today announced that its Board of Directors has declared a quarterly cash dividend on ITC Holdings Corp. common stock of $0.2625 per share, payable on September 16, 2005 to shareholders of record on August 30, 2005.
ITC Holdings Corp.’s operating subsidiary, International Transmission Company (“International Transmission”), is the first independently owned and operated electricity transmission company in the United States. International Transmission owns, operates and maintains a fully-regulated, high-voltage system that transmits electricity to local electric distribution facilities from generating stations in Michigan, other Midwestern states and Ontario, Canada. The local distribution facilities connected to the International Transmission system serve an area comprised of 13 southeastern Michigan counties, including the Detroit metropolitan area.
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